Exhibit 23.1

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 10, 2023, relating to the consolidated financial statements of Alerus Financial Corporation and Subsidiaries, which report appears in the Annual Report on Form 10-K of Alerus Financial Corporation and Subsidiaries for the year ended December 31, 2022, and to the reference to us under the heading “Experts” in the prospectus.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

September 14, 2023